Exhibit 99.1

CORRECTION FROM SOURCE: Sonim Reports 95% Sales Increase, Profitability in First Quarter 2023

Achieves Positive GAAP Net Income on Continued Sales Growth

Targeting Adjacent Markets to Continue Revenue Growth

This press release corrects a press release distributed on May 8, 2023 under the same headline which contained two misstated dates.

San Diego, California – May 8, 2023 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of ultra-rugged, rugged and consumer durable mobile devices including phones, tablets and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives, reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 and Recent Highlights

●	Net revenues increased 95% year-over-year to $25.8 million, from $13.3 million in the first quarter 2022, and 7% sequentially from $24.1 million in the fourth quarter 2022
●	Achieved positive GAAP net income of $227 thousand, compared to a net loss of $7.2 million in the first quarter of 2022, and a net loss of $1.0 million in the fourth quarter 2022
●	Expanded availability of Sonim’s first ultra-rugged 5G smartphone, the best-in-class Sonim XP10, sold at tier-1 North American carriers in the U.S. and Canada
●	Launched a First Net ready XP3plus in addition to the First Net ready XP10 5G ultra rugged smartphone for public safety customers
●	Launched the XP3plus flip phone featuring NextNav Pinnacle Vertical Location Capabilities, available to Verizon and Verizon Frontline customers
●	Ended the quarter with cash and cash equivalents of $9.0 million, accounts receivable of $25.0 million and inventory of $4.5 million, demonstrating Sonim’s ability to self-fund its organic growth strategy and working capital needs

Peter Liu, Sonim’s Chief Executive Officer, said: “We are excited to report positive net income on a GAAP basis, a capstone achievement just 8 months following the new management team’s appointment in July 2022. We reported 95% year-over-year revenue growth in the first quarter, confirming the success of our refreshed core business in rugged mobile devices available at Tier-1 carriers in North America and our strategy to expand into large, profitable adjacent markets.

“The first quarter results signal completion of the first phase our strategy, achieving both growth and profitability through a diversified, sustainable rugged mobility and ODM devices business. We are now moving into the second phase of our growth strategy at Sonim, targeting continued revenue growth rates of 50% or more annually for the next three years. In order to achieve this goal, we intend to sustain and grow our core rugged mobile devices business, as well as leverage our rugged expertise to expand into exciting enterprise data and consumer durable device opportunities, tapping a larger addressable market estimated at more than $70 billion in size.”

First Quarter 2023 Financial Results

Revenue for the first quarter 2023 was $25.8 million, increased 7% from $24.1 million in the fourth quarter 2022 and increased 95% from $13.3 million in the first quarter 2022. Revenue reflected the launch of Sonim’s new fully refreshed rugged mobile device line, including the XP10 Android smartphone, XP5plus and XP3plus devices, plus continued fulfillment of Android tablet customer purchases exemplifying Sonim’s new capabilities to win business in large adjacent markets leveraging its rugged heritage and ODM relationship capabilities.

Gross profit for the quarter ended March 31, 2022, was $4.2 million, or 16% of revenues, compared with fourth quarter 2022 gross profit of $3.9 million, or 16% of revenues, and $1.5 million, or 12% of revenues in the prior year quarter. The increase in gross profit margin was attributable to product sales mix, including increased sales of the newly refreshed rugged products line, offset by lower margin but higher volume non-Sonim branded ODM tablet shipments. Increased sales of Sonim’s updated rugged cell phones, including the updated XP10 rugged smartphone, are expected to increase unit sales of Sonim’s higher margin devices in 2023.

Operating expenses for the first quarter 2023 were $3.8 million, compared to $5.0 million in the fourth quarter 2022, and declining from $8.6 million in the 2022 first quarter. Operating expenses were lower due to lower R&D and legal expenses. Net profit in the first quarter was $227 thousand, compared with net loss of $1.0 million in the fourth quarter 2022 and net loss of $7.2 million in the prior year quarter.

“We are excited to achieve positive net income on a GAAP basis, reflecting both strong revenue growth over the past year as well as diligent expense control through our operating cost light business model.,” said Clay Crolius, Chief Financial Officer. “We will now focus on further scaling sales and operating metrics while expanding our addressable markets with new devices that build upon our unparalleled rugged products heritage. Our balance sheet is well funded to support these goals as we continue to fund our working capital needs and grow the business.”

Additionally, in May 2023 the Company was notified that it had regained compliance with the Nasdaq minimum bid price rule for continued listing on the Nasdaq Stock Exchange. in March 2023 Sonim was informed that the Securities and Exchange Commission concluded its investigation without enforcement action. Conclusion of the matter is further expected to reduce operating costs through the savings in legal expenses, which amounted to $1.1 million in 2022.

Balance Sheet and Working Capital

Sonim ended the first quarter with $9.0 million in cash and equivalents and remained essentially debt free. Accounts receivable increased sequentially to $25.0 million on increased sales, and inventory increased to $4.5 million.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth, and the anticipated effect of various events on Sonim’s financial condition. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of global macroeconomic events, inflation, and the COVID-19 pandemic, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2023 AND DECEMBER 31, 2022 (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND

PER SHARE AMOUNTS)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$8,959	$13,213
Accounts receivable, net	25,038	22,433
Non-trade receivable	1,249	2,269
Inventory	4,508	3,910
Prepaid expenses and other current assets	1,697	1,807
Total current assets	41,451	43,632
Property and equipment, net	69	168
Right-of-use assets	258	66
Contract fulfillment assets	7,079	6,848
Other assets	2,944	2,972
Total assets	$51,801	$53,686
Liabilities and stockholders’ equity
Current portion of long-term debt	$110	$147
Accounts payable	20,602	21,126
Accrued expenses	8,706	10,692
Current portion of lease liability	258	66
Deferred revenue	3	31
Total current liabilities	29,679	32,062
Income tax payable	1,431	1,429
Accrued severance	—	150
Total liabilities	31,110	33,641
Commitments and contingencies (Note 9)
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 40,995,430 and 40,774,687 shares issued and outstanding at March 31, 2023, and December 31, 2022, respectively.	41	41
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at March 31, 2023, and December 31, 2022, respectively.	—	—
Additional paid-in capital	270,293	269,874
Accumulated deficit	(249,613)	(249,870)
Total stockholders’ equity	20,691	20,045
Total liabilities and stockholders’ equity	$51,801	$53,686

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended
	March 31,
	2023	2022
Net revenues	$25,801	$13,258
Cost of revenues	21,626	11,730
Gross profit	4,175	1,528
Operating expenses:
Research and development	105	4,168
Sales and marketing	1,757	2,170
General and administrative	1,980	2,272
Total operating expenses	3,842	8,610
Net income (loss) from operations	333	(7,082)
Interest expense	—	(39)
Other income (expense), net	7	(23)
Net income (loss) before income taxes	340	(7,144)
Income tax expense	(113)	(68)
Net income (loss)	$227	$(7,212)
Net income (loss) per share
Basic	$0.01	$(0.38)
Diluted	$0.01	$(0.38)
Weighted–average shares used in computing net income (loss) per share
Basic	40,907,047	19,111,379
Diluted	41,095,901	19,111,379

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